Exhibit 21.1
Subsidiaries of the Company as of April 28, 2015

SUPERVALU INC.	JURISDICTION OF ORGANIZATION
Advantage Logistics-PA LLC	Pennsylvania
Advantage Logistics-Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Advantage Logistics USA, Inc.	Delaware
Arden Hills 2003 L.L.C.	Delaware
Blaine North 1996 L.L.C.	Delaware
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson's Enterprises of Massachusetts, Inc.	Massachusetts
Butson's Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
Champlin 2005 L.L.C.	Delaware
Coon Rapids 2002 L.L.C.	Delaware
Discount Books East, Inc.	Delaware
Eagan 2008 L.L.C.	Delaware
Eagan 2014 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
FF Acquisition, L.L.C.	Virginia
Foodarama LLC	Delaware
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
G.W.M. Holdings, Inc.	Virginia
Hastings 2002 L.L.C.	Delaware
Hornbacher's, Inc.	Delaware
Inver Grove Heights 2001 L.L.C.	Delaware
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lakeville 2014 L.L.C.	Delaware
Livonia Holding Company, Inc.	Michigan
Lot 18 Redevelopment Corporation	Missouri
Maplewood East 1996 L.L.C.	Delaware
Market Company, Ltd.	Bermuda
Monticello 1998 L.L.C.	Delaware
Moran Foods, LLC d/b/a Save-A-Lot, Ltd.	Missouri
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, Ltd.	Texas
NC & T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
Northfield 2002 L.L.C.	Delaware
Peoples Market, Incorporated	New Hampshire
Planmark Architecture of Oregon, P.C.	Oregon
Planmark, Inc.	Minnesota
Plymouth 1998 L.L.C.	Delaware

R&M Kenosha LLC	Delaware
Risk Planners, Inc.	Minnesota
SAL Beverage Company of Texas, Inc.	Texas
SAL Food Stores of Texas, Inc.	Delaware
SAL Food Stores, Inc.	Delaware
Savage 2002 L.L.C.	Delaware
Save-A-Lot Food Stores, Ltd.	Bermuda
Save-A-Lot Holdings, Inc.	Delaware
Save-A-Lot Tyler Group, LLC	Missouri
Scott's Food Stores, Inc.	Indiana
SFW Holding Corp.	Delaware
Shop 'N Save St. Louis, Inc.	Missouri
Shop 'N Save Warehouse Foods, Inc.	Missouri
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
Stevens Point Distribution Company, LLC	Delaware
Sunflower Markets, LLC	Delaware
Super Rite Foods, Inc.	Delaware
Supermarket Operators of America Inc.	Delaware
SUPERVALU Enterprise Services, Inc.	Minnesota
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings-PA LLC	Pennsylvania
SUPERVALU Gold, LLC	Delaware
SUPERVALU Independent Business, Inc	Delaware
SUPERVALU India, Inc.	Minnesota
SUPERVALU Management Corp.	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Terre Haute Limited Partnership	Indiana
SUPERVALU Transportation, Inc.	Minnesota
SUPERVALU TTSJ, INC.	Delaware
SUPERVALU WA, L.L.C.	Delaware
SV Markets, Inc.	Ohio
SVH Holding, Inc.	Delaware
SVH Realty, Inc.	Delaware
TC Michigan LLC	Michigan
TTSJ Aviation, Inc.	Delaware
Ultra Foods, Inc.	New Jersey
Valu Ventures 2, Inc.	Indiana
W. Newell & Co., LLC	Delaware
WC&V Supermarkets, Inc.	Vermont
Wetterau Finance Co.	Missouri
Wetterau Insurance Co. Ltd.	Bermuda
WSI Satellite, Inc.	Missouri